Exhibit 99.1

[I.D. Systems Logo]

CONTACTS:           FOR FINANCIAL PRESS                FOR TRADE PRESS
                    Ned Mavrommatis                    Greg Smith
                    Chief Financial Officer            Vice President Marketing
                    ned@id-systems.com                 gsmith@id-systems.com
                    ------------------                 ---------------------
                    General Phone: 201-996-9000.   General Fax: 201-996-9144


I.D. Systems, Inc. Reports Record 2004 Year-End Financial Results


Hackensack, NJ, February 16, 2005 --

I.D. Systems, Inc. (NASDAQ: IDSY) today announced its financial results for the year ended December 31, 2004. Revenues increased 73% to $13,741,000, up from $7,959,000 for the year ended December 31, 2003. Net income increased to $398,000, or $0.05 per basic and diluted share, compared to a net loss of ($1,199,000), or ($0.17) per basic and diluted share, a year ago. The growth in revenues and net income was primarily attributable to increased demand for the company's patented RFID-based technology - the Wireless Asset Net(TM) - for tracking and managing industrial equipment.

For the fourth quarter ended December 31, 2004, revenues rose 60% to $3,983,000 compared to $2,482,000 for the same period in 2003. Net income for the fourth quarter increased to $16,000, compared to a net loss of ($267,000) for the same period a year ago.

"I.D. Systems had a solid year in 2004, thanks to the continued hard work of our employees, our success in expanding relationships with key customers, and the development of new customers and new applications," said Jeffrey Jagid, I.D. Systems' chairman and chief executive officer. "We continue to innovate, enhance our technical capabilities, and capitalize on our unmatched experience providing high-return solutions for our customers. We believe our Wireless Asset Net industrial fleet management system is becoming a `best-practice' technology for corporate material handling and we are achieving significant milestones in opening new markets for our RFID-based solutions, including homeland security, rental car fleet management, and remote machine monitoring. We are pleased to note that 2004 was I.D. Systems' best year to date, on many levels."

Ned Mavrommatis, I.D. Systems' chief financial officer, said, "The company continues to meet or exceed its strategic objectives. In 2004, we continued to balance rapid growth with sound cost management, achieving a high double-digit year-over-year increase in revenues, sustaining a high gross profit margin - 53% this year compared to 49% in 2003 - and realizing net income of $.05 per diluted share. I.D. Systems also generated positive cash flow from operations in 2004 of $1,623,000. The company's financial condition remains strong. As of December 31, 2004, the company had $11.6 million in cash, cash equivalents and investments, and $12.7 million of working capital, compared to $8.6 million and $8.2 million, respectively, at December 31, 2003."

Selling, general and administrative (SG&A) expenses for the year ended December 31, 2004 were $5,879,000, up from $4,456,000 for the year ended December 31, 2003, as payroll expenses increased to support growing sales. As a percentage of revenues, however, SG&A expenses decreased to 43% in 2004, compared to 56% in 2003.

Research and development (R&D) expenditures for the year ended December 31, 2004, were $1,234,000, up from $891,000 in 2003. As a percentage of revenues, however, R&D expenses decreased to 9% in 2004, compared to just over 11% for 2003.

Highlights of the year ended December 31, 2004, included:

o Expansion of business with Ford Motor Company, including additional orders for I.D. Systems' industrial vehicle electronic control systems (IVECS) for Ford's North American manufacturing plants, and a new contract to provide enterprise-wide support and maintenance for IVECS.

o Expansion of business with Target Corporation, which rolled out a new version of I.D. Systems' Wireless Asset Net industrial fleet management system on approximately 400 material handling vehicles in Target distribution facilities throughout the United States.

o Continued work with the United States Postal Service (USPS), to translate the previous success of Wireless Asset Net technology at individual USPS mail processing facilities into an enterprise-wide implementation of a wireless Powered Industrial Vehicle Management System (PIVMS). These efforts culminated in a USPS contract award to I.D. Systems, announced in January 2005, for a national PIVMS deployment encompassing up to 460 USPS facilities over the next three years.

o Continued development of homeland security applications with the Transportation Security Administration (TSA), including the successful completion of a series of key functional tests at Newark Liberty International Airport, an increase in funding for the Newark program, and the award of a new TSA contract to deploy a wireless vehicle security system at a seaport in Jacksonville, Florida.

o Expansion of business with WinCo Foods, which placed a follow-on order for the Wireless Asset Net for its newest distribution center.

o Continued development of rental car fleet management applications with Avis Rent A Car System, Inc., which has a version of the Wireless Asset Net deployed on its 2,000-vehicle fleet in Puerto Rico.

o Continued work with Northrop Grumman Ship Systems, General Dynamics' National Steel and Shipbuilding Company, and the U.S. Navy's Portsmouth Naval Shipyard to develop and implement an advanced Wireless Equipment Monitoring and Control System (WEMACS) for commercial and shipyard environments.

o New business in the automotive industry, as Premier Manufacturing Support Services ordered the Wireless Asset Net on behalf of one of the world's largest automotive parts manufacturers. Premier provides management and support services for more than 120 automotive plants worldwide and could potentially develop into a strategic marketing and system support partner for I.D. Systems.

o New business in the mass market retail distribution sector, as Wajax Industries ordered the Wireless Asset Net on behalf of a major Canadian retailer, as announced in January 2005.

o New Wireless Asset Net system enhancements, including the launch of a new generation of wireless vehicle monitoring hardware (the Universal Vehicle Asset Communicator, or UVAC 02) and a series of software upgrades. The UVAC 02 has expanded data management capabilities, can be installed more quickly and easily than earlier hardware generations, simplifies interactivity for equipment operators, and allows for easier maintenance. The improved software includes expanded server options for


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

         enterprise-wide deployments, augmented database support, increased data throughput, new reporting and auto-emailing tools, and enhanced remote diagnostic capabilities.

o New RFID-based product developments, including the Battery Charger Monitoring Point(TM) (Battery ChaMP(TM)), the AC Power Control Module (ACPCM), and the Machine Asset Communicator(TM) (MAC).

             o The Battery ChaMP provides remote management and real-time visibility of batteries and chargers used to power fleets of electric vehicles. I.D. Systems has already received an order for this new product, as announced in January 2005 - AeroVironment, Inc. purchased 500 ChaMP units for its PosiCharge(TM) fast-charging system, which is being deployed for a major automotive manufacturer.

             o The ACPCM product, developed as part of I.D. Systems' program with the National Shipbuilding Research Program, supports Wireless Asset Net installations on complex machinery, such as cranes. The ACPCM is designed to accommodate virtually any power input and monitor multiple motor data points for advanced maintenance management and asset utilization analysis.

             o The MAC product provides advanced wireless monitoring and control of fixed machinery, including automatic quality control checks, real-time alerts on out-of-specification machine parameters, automatic machine shut-down based on user-defined criteria, and electronic maintenance checklists. The initial application of MAC technology is in the automotive industry, where it is being used to enforce quality control on adhesive-dispensing robots.

o A new cooperative relationship with Unisys Coporation, which, as a subcontractor to I.D. Systems, will provide implementation services and technical support for I.D. Systems' program with the U.S. Postal Service. I.D. Systems is also working with Unisys in a informal joint marketing capacity to explore other opportunites for Wireless Asset Net system deployments within the U.S. Government.

o The transition of trading in I.D. Systems common stock from the NASDAQ Small Cap Market to the NASDAQ National Market.

                            Investor Conference Call

I.D. Systems will be holding a conference call for investors and analysts at 4:45 p.m. Eastern Standard Time on February 16, 2005. Jeffrey Jagid, chairman and CEO, Kenneth Ehrman, president and COO, Ned Mavrommatis, CFO, and Frederick Muntz, EVP of sales and marketing, will discuss the results of the quarter and recent developments. After opening remarks, there will be a question and answer period. The conference call will be broadcast live over the Internet via the Investors section of the company's website at www.id-systems.com. To listen to the live call, go to the website at least 10 minutes early to download and install any necessary audio software.

ABOUT I.D. SYSTEMS

I.D. Systems, Inc. is a leading provider of wireless RFID-based solutions for corporate asset management. I.D. Systems' customers include 3M, American Axle, Archer Daniels Midland, DaimlerChrysler, Deere & Co., Ford, General Dynamics, Hallmark Cards, Northrop Grumman, Target, Walgreen, the U.S. Navy, the U.S. Postal Service, and the U.S. Transportation Security Administration, among others. Using local area networks, wide area networks, and the Internet, the company's systems enable management to control and track the location and status of assets - from forklifts, tugs and cranes to automobiles and trucks - in real time. For more information on I.D. Systems, Inc., visit www.id-systems.com.

ABOUT THE WIRELESS ASSET NET(TM)

The Wireless Asset Net consists of intelligent wireless devices installed on powered equipment, a patented radio frequency communication infrastructure, and client-server software for access control, utilization analysis, real-time location tracking, and many other functions. The Wireless Asset Net is designed to improve industrial workplace safety by restricting vehicle access to trained, authorized operators and by providing electronic safety inspection checklists. The system is designed to reduce maintenance expenses by automatically uploading vehicle data, reporting vehicle problems in real time, scheduling maintenance


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

according to actual vehicle usage rather than on a calendar basis, and helping plant management determine the optimal economic time to replace equipment. The system is also designed to help improve labor productivity and asset utilization by ensuring equipment is in the proper place at the right time and by providing management with unique reports, charts, and analyses.

TRADEMARKS

I.D. Systems, Inc., Wireless Asset Net, Battery Charger Monitoring Point, Battery ChaMP, ChaMP, and Machine Asset Communicator are all registered or pending trademarks of I.D. Systems, Inc.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:

This press release contains forward looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and that are subject to risk and uncertainties, including, but not limited to, the impact of competitive products, product demand and market acceptance risks, fluctuations in operating results and other risks detailed from time to time in I.D. Systems' filings with the Securities and Exchange Commission. These risks could cause I.D. Systems' actual results to differ materially from those expressed in any forward looking statements made by, or on behalf of, I.D. Systems. I.D. Systems assumes no obligation to update the information contained in this press release.


                             -- Tables to Follow --


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

                               I.D. SYSTEMS, INC.
                            STATEMENTS OF OPERATIONS

                                                           YEAR ENDED DECEMBER 31,
                                                        -----------------------------
                                                            2003              2004
                                                        ------------     ------------
Revenue                                                 $  7,959,000     $ 13,741,000
Cost of revenue                                            4,075,000        6,509,000
                                                        ------------     ------------
Gross profit                                               3,884,000        7,232,000
                                                        ------------     ------------
Operating expenses:
    Selling, general and administrative expenses           4,456,000        5,879,000
    Research and development expenses                        891,000        1,234,000
                                                        ------------     ------------
                                                           5,347,000        7,113,000
                                                        ------------     ------------

Income (loss) from operations                             (1,463,000)         119,000
Interest income                                              269,000          195,000
Interest expense                                             (59,000)         (63,000)
Other income                                                  54,000          147,000
                                                        ------------     ------------
NET INCOME (LOSS)                                       $ (1,199,000)    $    398,000
                                                        ============     ============

NET INCOME (LOSS) PER SHARE - BASIC                     $       (.17)    $       0.05
                                                        ============     ============

NET INCOME (LOSS) PER SHARE - DILUTED                   $       (.17)    $       0.05
                                                        ============     ============

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - BASIC         6,905,000        7,455,000
                                                        ============     ============

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - DILUTED       6,905,000        8,783,000
                                                        ============     ============



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

                               I.D. SYSTEMS, INC.
                                 BALANCE SHEETS

                                                                 December 31, 2003   DECEMBER 31, 2004
                                                                 -----------------   -----------------
ASSETS
     Cash and cash equivalents                                     $  3,179,000        $  8,440,000
     Short-term investments                                           3,339,000           3,195,000
     Accounts receivable, net                                         2,204,000           1,432,000
     Unbilled receivables                                                    --             402,000
     Inventory                                                          676,000           1,739,000
     Investment in sales type leases                                     37,000              39,000
     Interest receivable                                                 75,000              50,000
     Officer loan                                                        10,000              10,000
     Prepaid expenses and other current assets                          129,000             225,000
                                                                   ------------        ------------
         Total current assets                                         9,649,000          15,532,000
Long-term investments                                                 2,100,000                  --
Fixed assets, net                                                       845,000           1,009,000
Investment in sales type leases                                          73,000              34,000
Officer loan                                                             31,000              20,000
Deferred contract costs                                                 675,000             476,000
Other assets                                                             97,000              88,000
                                                                   ------------        ------------

                                                                   $ 13,470,000        $ 17,159,000
                                                                   ============        ============
LIABILITIES
     Accounts payable and accrued expenses                         $  1,055,000        $  2,541,000
     Long term debt - current portion                                   188,000             199,000
     Line of credit                                                     137,000                  --
     Deferred revenue                                                    89,000              95,000
                                                                   ------------        ------------
         Total current liabilities                                    1,469,000           2,835,000
Long term debt                                                          648,000             449,000
Deferred revenue                                                        285,000             191,000
Deferred rent                                                            89,000             112,000
                                                                   ------------        ------------

                                                                      2,491,000           3,587,000
                                                                   ------------        ------------
STOCKHOLDERS' EQUITY
Preferred stock; authorized 5,000,000 shares, $.01 par value;
   none issued
Common stock; authorized 15,000,000 shares, $.01 par value;
   issued and outstanding 7,097,000 shares and 7,690,000 shares          71,000              77,000
Additional paid-in capital                                           22,804,000          24,994,000
Treasury stock; 40,000 shares at cost                                  (113,000)           (113,000)
Accumulated deficit                                                 (11,783,000)        (11,386,000)
                                                                   ------------        ------------

                                                                     10,979,000          13,572,000
                                                                   ------------        ------------

                                                                   $ 13,470,000        $ 17,159,000
                                                                   ============        ============


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

                               I.D. SYSTEMS, INC.
                            STATEMENTS OF CASH FLOWS

                                                                        DECEMBER 31,
                                                                ---------------------------
                                                                    2003            2004
                                                                -----------     -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)                                               $(1,199,000)    $   398,000

Adjustments to reconcile net income (loss) to cash (used in)
provided by operating activities:
  Depreciation and amortization                                     173,000         255,000
  Deferred rent expense                                              23,000          23,000
  Deferred revenue                                                  348,000         (88,000)
  Bad debt expense                                                   20,000          (7,000)
  Deferred contract costs                                          (675,000)        199,000
    Amortization of premium on investments                          174,000          94,000
  Changes in:
    Accounts receivable                                          (1,110,000)        779,000
    Unbilled receivables                                                 --        (402,000)
    Inventory                                                       715,000      (1,063,000)
    Prepaid expenses and other assets                                28,000         (87,000)
    Investment in sales type leases                                 571,000          37,000
    Installment receivable                                          867,000              --
    Other liabilities                                              (100,000)             --
    Accounts payable and accrued expenses                           (70,000)      1,485,000
                                                                -----------     -----------
       Net cash (used in) provided by operating activities         (235,000)      1,623,000
                                                                -----------     -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchase of fixed assets                                       (339,000)       (419,000)
    Purchase of investments                                      (5,698,000)     (1,235,000)
    Maturities of investments                                     4,084,000       3,385,000
    Increase (decrease) in interest receivable                       (2,000)         25,000
   Collection of officer loan                                        10,000          11,000
                                                                -----------     -----------
      Net cash (used in) provided by investing activities        (1,945,000)      1,767,000

                                                                -----------     -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from term loan                                         1,000,000              --
  Repayment of term loan                                           (164,000)       (188,000)
  Repayment of line of credit                                            --        (137,000)
  Proceeds from exercise of stock options                           765,000       1,171,000
  Proceeds from exercise of warrants                                     --       1,025,000
                                                                -----------     -----------
     Net cash provided by financing activities                    1,601,000       1,871,000
                                                                -----------     -----------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS               (579,000)      5,261,000
Cash and cash equivalents - beginning of period                   3,758,000       3,179,000
                                                                -----------     -----------
CASH AND CASH EQUIVALENTS - END OF PERIOD                       $ 3,179,000     $ 8,440,000
                                                                ===========     ===========


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